UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 26, 2018
Date of Report (Date of earliest event reported)

STORE Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8377 East Hartford Drive, Suite 100 Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01.	Other Information.

On February 26, 2018, STORE Capital Corporation (the “Company”) entered into an equity distribution agreement with Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., Capital One Securities, Inc., Citigroup Global Markets, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets, Inc., Morgan Stanley & Co., LLC, Raymond James & Associates, Inc., SunTrust Robinson Humphrey, Inc., and Wells Fargo Securities, LLC (each a “sales agent,” and collectively, the “sales agents”).  In accordance with the terms of the equity distribution agreement, the Company may offer and sell shares of its common stock (the “Shares”) having an aggregate offering price of up to $500 million from time to time through the sales agents.

Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at the market” transactions as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions through the facilities of the New York Stock Exchange at market prices, in block transactions, to or through a market maker, through an electronic communications network, or as otherwise agreed between the applicable sales agent and the Company. The sales agents are not required, individually or collectively, to sell any specific dollar amount of Shares, but each will, subject to the terms and conditions of the equity distribution agreement, use its commercially reasonable efforts to sell the Shares offered as instructed by the Company.

Each sales agent will receive from the Company a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through it as sales agent under the equity distribution agreement.

The Company may also sell some or all of the Shares to a sales agent as principal for its own account at a price agreed upon at the time of sale.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-223206), which became effective upon filing with the Securities and Exchange Commission on February 26, 2018, and a prospectus supplement dated February 26, 2018, as the same may be amended or supplemented.

The summary of the equity distribution agreement set forth in this Item 8.01 does not purport to be complete and is qualified in its entirety by reference to the text of the equity distribution agreement, a copy of which is being filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated February 26, 2018

5.1	Opinion of DLA Piper LLP (US) regarding legality of the Shares

8.1
Opinion of DLA Piper LLP (US) regarding certain tax matters (incorporated by  reference to Exhibit 8.1 to the Company’s Registration Statement on Form S-3 (File No. 333-223206) filed with the Securities and Exchange Commission on February 26, 2018)

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: February 26, 2018
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel